EXHIBIT 10.1

                        Advanced Optics Electronics, Inc.

1999 INCENTIVE STOCK OPTION PLAN (The "Plan")

1.   Purpose of the Plan

The purpose of this Plan is to provide a means whereby Advanced Optics Electronics, Inc. (the "Company") may, through the grant of incentive stock options (the "Options"), within the meaning of Section 422A of the Internal Revenue Code of 1986 as now in effect or hereafter amended, (the "Code") attract and retain employees of the Company (including officers and directors of the Company) who, in the judgment of the Board of Directors, who are to be responsible for the administration of the Plan, are considered especially important to the future of the Company ("Key Employees") .

2.   Shares Subject to the Plan

Options may be granted by the Company from time to time to Key Employees to purchase an aggregate of up to 10,000,000 shares of common stock of the Company par value $.001 (the "Stock"), and such amount of shares shall be reserved for Options under the Plan (subject to adjustment as provided in Section 5 (g)). The shares issued upon exercise of the Options may be authorized and unissued shares or shares held by the Company in its treasury. If any Option shall terminate, expire or, with the consent of the optionee, be canceled as to any shares, new Options may thereafter be granted covering such shares.

3.   Administration of the Plan

The Plan shall be administered by the Board of Directors (the "Board"). The Board may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, or for the continued qualification of any Options, and make such other determinations and take such other action as it deems necessary or advisable. Any interpretation, determination or other action taken by the Board shall be final, binding and conclusive.

4.   Grant of Options

Subject to the provisions of the Plan, the Board shall (a) determine and designate those Key Employees to whom Options are to be granted; (b) determine the number of shares subject to each Option; and (c) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; provided, however, that (i) no Option shall be granted after the expiration of ten years from the effective date of the Plan specified in Section 10 below, and (ii) the aggregate fair market value (determined as of the date an Option is granted) of all Stock for which any employee may be granted in any calendar year shall not exceed $400,000.

5.   Terms and Conditions of Options

Each Option shall be evidenced by an agreement in a form approved by the Board. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Board may deem appropriate:

(a) Option Period. Each option agreement shall specify the period for which the Option evidenced thereby is granted and shall provide that the Option shall expire at the end of such period. The Board may extend such period provided such extension shall not in any way disqualify the Option as an incentive stock option. In no case shall such period, including any extensions, exceed ten years from the date of the grant, provided, however, that, in the case of an Option granted to a Key Employee who, at the time of the grant, is the beneficial owner of stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder"), such period, including extensions, shall not exceed five years from the date of the grant.

(b) Option Price. The option price per share shall be determined by the Board at the time the option is granted, and shall not be less than (i) the fair market value per share of stock or (ii) in the case of an option granted to a Ten percent Stockholder, One Hundred Ten Percent (110%) of the fair market value per share of stock on the date the Option is granted, as determined by the Board.

(c) Exercise of Option. No part of any Option may be exercised until the optionee shall have remained in the employ of the Company for such period, after the date on which the Option is granted, as the Board may specify in the Option agreement. The Option agreement may provide for exercising in installments.

(d) Payment of Purchase Price upon Exercise. Each option agreement shall provide that the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash, or in such other consideration as the Board deems appropriate, including, but not limited to, common stock of the Company already owned by the optionee, having a total fair market value, as determined by the Board, equal to the purchase price, or a combination of cash and such other consideration having a fair market value, as so determined, equal to the purchase price.

(e) Exercise in the Event of Death or Termination of Employment.

(i) If an optionee shall die (i) while in the employment of the Company or (ii) within three months after the termination of employment because of disability of the optionee, the optionee's Option may be exercised to the extent the optionee would have been entitled to do so on the date of the optionee's death or such termination of employment, by the person or persons to whom the optionee's rights under the Option pass by will or otherwise, or if no such person has such right, by the optionee's executors or administrators, at any time, or from time to time, within twelve months after the date of the death of the optionee but in no event after the expiration date set forth in the option agreement.

(ii) If the employment of an optionee by the Company is terminated (a) because of the disability of the optionee; or (b) involuntarily for other than cause; or
(c) by reason of the retirement of the optionee in accordance with any Company tax-qualified plan or with consent of the Company, then the Optionee shall be entitled to exercise this option, to the extent the optionee would have been entitled to do so on the date of termination of the optionee, at any time, or from time to time, within three months after such date of expiration date set forth in the option agreement.

(iii) If the optionee's employment by the Company is terminated voluntarily by the optionee, or by the Company for cause, the optionee's right to exercise this option shall expire on the earlier of the date of termination or the expiration date set forth in the option agreement. For this purpose, termination for cause shall mean termination of employment by reason of the optionee's willful breach or habitual neglect of his or her duties as an officer or employee of the Company, or the optionee's commission of a felony, fraud or willful misconduct that has resulted, or is likely to result, in material damage to the Company, all as the Board in its sole discretion may determine.

(f) Non-transferability. No Option shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by the optionee.

(g) Adjustment. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Stock at a price substantially below market value, or of any similar change affecting the Stock, then the number and kind of shares which may thereafter be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share shall be adjusted appropriately consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

(h) No Rights as Stockholder. No optionee shall have any rights as a shareholder with respect to any shares of stock subject to an Option prior to the date of issuance of a certificate for such shares.

(i) No Right to Continued Employment. The Plan and any Option granted under the plan shall not confer upon any optionee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate employment at any time.

6.  Compliance with Laws and Regulations

The Plan, the grant and exercise of Options, and the obligations of the Company to sell and deliver shares under Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government agency that may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and
(ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

7.  Investment Representation

The Board may require the optionee to furnish to the Company, prior to and as a condition precedent to the issuance of any shares hereunder, an agreement, in such form as the Board may specify, in which the optionee represents the shares acquired by the optionee are being acquired by the optionee are being acquired for investment and not with a view to the sale or distribution thereof.

8.  Restrictions on disposition of Shares

The Company shall have a right of first refusal, in accordance with terms to be established by the Board, on any resale of shares of acquired by exercise of an Option and each stock certificate shall bear a legend to that effect. All certificates for Stock delivered under the Plan shall also be subject to stop-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, and stock exchange upon which the stock is then listed and any applicable state and federal securities laws, and the Board may cause a legend to be placed on such certificates to make appropriate reference to such restrictions. If the optionee desires to sell or transfer any Stock and receives a bona fide offer, the optionee shall submit in writing to the Company the identity of the offeror and all details of the terms of the offer. The Company shall have thirty (30) days from the receipt of the terms of the offer to elect to acquire the stock on identical terms. If the Company fails to exercise its purchase option, the optionee shall have the right, for a period of then (10) business days after refusal of the option or the expiration of the option period, whichever is earlier, to sell the Stock to the original offeror on the identical terms submitted to the Company. With respect to any Stock not sold within the specified period, this option provision shall remain in full force and effect. The foregoing provisions of this Section 8 shall not be effective if and to the extent the Stock delivered under the Plan is covered by an effective registration statement under the Securities Act of 1933, or if such provisions are no longer required or desirable. In making such determination, the Board may rely upon an opinion of counsel for the Company.

9.  Amendment and Discontinuance

The Board may from time to time amend, suspend or discontinue the Plan, provided, however, subject to the provisions of Section 5 (g), no action of the Board may (i) increase the number of shares reserved for Options pursuant to
Section 2, (ii) permit the granting of any Option at an option price less than that determined in accordance with section 5(b), (iii) shorten the period provided for in Section 5(c) which must elapse between the date of granting an Option and the date on which any part of the Option may be exercised, or (iv) permit the granting of Options which expire beyond the period provided for in Section 5(a). Without the written consent of the optionee in each case, no amendment or suspension of the Plan shall alter or impair any Option previously granted under the Plan. 21

10.  Effective Date of the Plan

The effective date of the Plan shall be January 4, 1999.

The Plan shall terminate ten years from January 4, 1999 and no Option shall be granted after that date.

CONFIRMATION

I, Leslie S. Robins, secretary of Advanced Optics Electronics, Inc., certify that on January 4, 1999, the Board of directors of Advanced Optics Electronics, Inc. approved and adopted the foregoing Plan.

                                          /s/ Leslie S. Robins
                                          Leslie S. Robins, Secretary